                                                                    Exhibit 10.6


                              SERVICES AGREEMENT

THIS SERVICES AGREEMENT (the "Agreement") is made as of 31 December 1996 between
                              ---------
Northern Telecom Limited, a Canadian corporation ("NTL"), and Entrust
                                                   ---
Technologies Inc., a Maryland corporation ("ETI").
                                            ---
WHEREAS, until the Effective Date (as defined herein), NTL and its subsidiary, Northern Telecom Inc. (collectively, "Nortel"), have provided administrative,
                                      ------
financial, management and other services to the business (the "Entrust
                                                               -------
Business") acquired from Nortel by ETI and its Canadian subsidiary, Entrust
--------
Technologies Limited (collectively, "Entrust"); and
                                     -------

WHEREAS, from and after the Effective Date, Entrust desires Nortel to continue to provide management, consulting and financial services to Entrust and Nortel is willing to provide such services to Entrust on the terms and subject to the conditions set forth herein;

NOW THEREFORE, NTL and ETI, intending to be legally bound, do hereby agree as follows:


                                   ARTICLE I
                                  DEFINITIONS
                                  -----------

Capitalized terms used in this Agreement are used as defined in this Article I or elsewhere in this Agreement. As used in this Agreement:

"Actions" has the meaning specified in Section 6.03.
 -------

"Agreement" has the meaning specified in the preamble hereof.
 ---------

"Cost Plus Billing" has the meaning specified in Section 3.01.
 -----------------

"Customary Billing" has the meaning specified in Section 3.01.
 -----------------

"Effective Date" means the close of business on the date specified in the
 --------------
preamble.

"Entrust" has the meaning specified in the first recital hereof.
 -------

"Entrust Business" has the meaning specified in the first recital hereof.
 ----------------

"Entrust Entity" means either ETI or Entrust Technologies Limited, as the
 --------------
context requires.

"Entrust Entities" means both ETI and Entrust Technologies Limited.
 ----------------

"Entrust Indemnified Person" has the meaning specified in Section 6.04.
 --------------------------

"ETI" has the meaning specified in the preamble hereof.
 ---

"Facilities" has the meaning specified in Section 5.02.
 ----------

"Nortel" has the meaning specified in the first recital hereof.
 ------

"Nortel Entity" means either NTL or Northern Telecom Inc., as the context
 -------------
requires.

"Nortel Indemnified Person" has the meaning specified in Section 6.02.
 -------------------------

"NTL" has the meaning specified in the preamble hereof.
 ---

"Pass-Through Billing" has the meaning specified in Section 3.01.
 --------------------

"Payment Date" has the meaning specified in Section 3.05(b).
 ------------

"Service Costs" has the meaning specified in Section 3.01.
 -------------

"Services" has the meaning specified in Exhibit A hereof.
 --------

"Subsidiary" shall mean: (i) a corporation, company or other entity, in which a
 ----------
party now or hereafter, owns or controls, directly or indirectly, fifty percent (50%) or more of the outstanding shares or securities (representing the right to vote for the election of directors or other managing authority), provided, however, that such corporation, company, or other entity shall be deemed to be a Subsidiary only so long as such ownership or control exists; or (ii) an entity which does not have outstanding shares or securities, as may be the case in a partnership, joint venture or unincorporated association, but in which a party now or hereafter, owns or controls, directly or indirectly, fifty percent (50%) or more of the ownership interest representing the right to make the decisions for such entity, provided, however, that such entity shall be deemed to be a Subsidiary only so long as such ownership or control exists.


                                  ARTICLE II
                         PURCHASE AND SALE OF SERVICES
                         -----------------------------

Section 2.01. Purchase and Sale of Services.
              -----------------------------

(a) Nortel shall provide to Entrust, or procure for the provision to Entrust of, and Entrust shall purchase from Nortel, the Services which shall be substantially similar in scope, quality, and nature to those provided to, or procured on behalf of, the Entrust Business prior to the Effective Date.

(b) Services to be provided in the U.S.A. under this Agreement will be provided by Northern Telecom Inc. and Services to be provided elsewhere will be provided by NTL or one or more of NTL's Subsidiaries. ETI agrees to cause Entrust Technologies Limited to pay all amounts due and owing in respect of Services directly to NTL.

Section 2.02.  Changes to Service by Nortel.
               ----------------------------

(a) Prior to the end of each year for so long as the relevant Services continue to be provided under this Agreement, NTL shall prepare and deliver to ETI updated versions of Exhibit A, setting forth with respect to the Services, any proposed changes in billing methodology and, to the extent available, the Service Costs estimated to be payable for such Services for the next fiscal year. Except as ETI and NTL may otherwise agree, and except as specifically described in this Agreement, the method of allocating and charging the costs reflected in Exhibit A, and any updated versions of such schedules, shall be consistent with Nortel's practices with respect to the allocation of costs for services to the Entrust Entities immediately prior to the Effective Date; provided, however, that if Nortel changes the method
                            --------  -------
     of allocating and charging such costs to Nortel businesses generally, such revised method shall also be applied to Entrust. If a revised method of allocating and charging costs for particular Services would increase significantly the amount of Service Costs payable under this Agreement as compared to the amount payable were such method not revised, then ETI shall have the right for 30 days following receipt of NTL's updated Exhibit A to terminate such Services upon written notice to NTL. Such change in allocation method shall be deemed accepted by ETI if no such notice of termination is received by NTL.

(b) Entrust shall take all reasonable efforts to perform its own human resources and payroll services within one hundred and twenty (120) days of the Effective Date, failing which NTL may terminate the provision to Entrust of those human resources and payroll services on ninety (90) days notice to ETI.

Section 2.03. Changes to Service by Entrust. Except as provided herein, Entrust
              -----------------------------
may from time to time terminate the purchase of one or more of the Services, in whole or in part, upon giving (ninety) 90 days notice to NTL.

Section 2.04. Additional Services. If requested by ETI and to the extent that
              -------------------
NTL agrees, Nortel shall provide services in addition to Services to Entrust. The scope of any such services, as well as the prices and other terms applicable to such services, shall be as mutually agreed by NTL and ETI.

                                  ARTICLE III
                         SERVICE COSTS; OTHER CHARGES
                         ----------------------------

Section 3.01. Service Costs Generally. Exhibit A indicates, with respect to each
              -----------------------
Service, whether the costs to be charged to Entrust for such Service are determined by (i) the customary billing method ("Customary Billing"), (ii) the
                                                 -----------------
pass-through billing method ("Pass-Through Billing"), or (iii) the
                              --------------------
cost-plus-fixed-fee billing method ("Cost Plus Billing"). The Customary Billing,
                                     -----------------
Pass-Through Billing, and Cost Plus Billing methods applicable to Services provided to Entrust are collectively referred to herein as the "Service Cost".
                                                                ------------
It is the express intent of the parties that Service Costs shall not exceed the fair market value of the Services.

Section 3.02. Customary Billing. The method of calculating the costs of Services
              -----------------
determined by the Customary Billing method shall be the same as the method from time to time used to calculate the cost of comparable services charged to other businesses operated by Nortel.

Section 3.03. Pass-Through Billing. The costs of Services determined by the
              --------------------
Pass-Through Billing method shall be equal to the third-party costs and expenses incurred by Nortel on behalf of an Entrust Entity. If Nortel incurs costs or expenses on behalf of Entrust as well as other businesses operated by Nortel, Nortel will allocate any such costs or expenses in good faith between the relevant businesses exercising reasonable judgment. Nortel or its agents shall keep and maintain such books and records as may be reasonably necessary to make such allocations. NTL shall make copies of such books and records available to ETI upon request and with reasonable notice.

Section 3.04. Cost Plus. The costs of Services determined by the Cost Plus
              ---------
Billing method shall be equal to the costs and expenses incurred by NTL or any of NTL's subsidiaries on behalf of an Entrust Entity, plus the fixed percentage of related indirect and overhead costs and expenses. The fully loaded costs of Nortel to provide Services under this Section 3.04 may be based on reasonable estimates of those costs, including the amount of time necessary to perform the Services. If Nortel incurs costs or expenses on behalf of Entrust as well as other businesses operated by Nortel, NTL will allocate any such costs or expenses in good faith between the relevant businesses exercising reasonable judgment. Nortel shall apply usual and accepted accounting conventions in making such allocations and Nortel or its agents shall keep and maintain such books and records as may be reasonably necessary to make such allocations. Nortel shall make copies of such books and records available to ETI upon request and with reasonable notice.


                                  ARTICLE IV
                              PAYMENT PROVISIONS
                              ------------------

Section 4.01. Invoicing. Nortel will invoice or notify Entrust of the Service
              ---------
Costs at the end of each month either directly or through Nortel's intracompany billing system, in a manner substantially consistent with the billing practices used in connection with services provided to the Entrust Business prior to the Effective Date (except as otherwise agreed). In connection with the invoicing described in this Section 4.01, Nortel will provide to Entrust the same billing data and level of detail as it customarily provided to the Entrust Business prior to the Effective Date and as it customarily provides to other businesses and subsidiaries operated by Nortel and such other data as may be reasonably requested by Entrust.

Section 4.02. Settlement of Costs. Entrust shall pay promptly after receipt of
              -------------------
Nortel invoice or notification of the Service Costs on the Payment Date (as defined herein), through Nortel's intracompany billing system, cash management systems, or, if requested by Nortel, by wire transfer of immediately available funds payable to the order of Nortel and without set off, all amounts invoiced by Nortel pursuant to paragraph (a) during the preceding calendar month (or since the Effective Date, in the case of the first Payment Date).

Section 4.03. Payment Date. For so long as Entrust remains a Subsidiary of NTL,
              ------------
the "Payment Date" shall be the date of receipt of the Nortel invoice, thereafter the "Payment Date" shall be 30 days after delivery of the Nortel invoice. If Entrust fails to pay any monthly payment by the relevant Payment Date, Nortel may charge Entrust, in addition to the amount due on such Payment Date, interest on such amount of twelve percent (12%) per annum compounded monthly from the relevant Payment Date through the date of payment.

Section 4.04. Taxes. Sales and use taxes, if any, are for the account of Entrust
              -----
and will be rendered in accordance with applicable legislation.

                                   ARTICLE V
                       PROVISIONS SPECIFIC TO FACILITIES
                       ---------------------------------

Section 5.01 Headquarters.
             ------------

(a) Subject to the provisions hereof and Exhibit B, Nortel has leased office facilities for Entrust Technologies Limited located at 750 Heron Road, Ottawa, Ontario (the "Ottawa Headquarters") and shall lease for ETI's headquarter staff an office facility at such other location in the United States (the "U.S. Headquarters") as ETI may designate subject to Nortel's consent, such consent not to be unreasonably withheld (collectively, the "Headquarters").

(b) Notwithstanding any provision in this Agreement, including without limitation the provisions of Article VIII, to the contrary, Entrust shall remain.

liable to pay Service Costs for either the U.S. or Ottawa Headquarters: (i) for the period commencing when ETI or ETL takes possession of the Premise and ending when Nortel's lease for the Ottawa Headquarters or U.S. Headquarters (the "head lease") is terminated in accordance with its terms, (ii) Entrust requests Nortel's consent to vacate the Ottawa Headquarters or U.S. Headquarters and NTL, in its sole discretion, determines that it has use for the Ottawa Headquarters or U.S. Headquarters. The parties acknowledge that term of the head lease for the Ottawa Headquarters is five years from the date of occupation provided for therein. At Entrust's request, Nortel shall make commercially reasonable efforts to (i) assign to Entrust the relevant Ottawa or U.S. Headquarters lease, or (ii) early terminate the Ottawa Headquarters or U.S. Headquarters head lease. So long as Entrust is not in default under the terms of this Agreement, Nortel shall, at Entrust's request, use commercially reasonable efforts to obtain renewal of an Ottawa or U.S. Headquarters head lease in the name of ETI provided, however,
                                                          --------  -------
that such renewal can be effected without recourse to Nortel.

Section 5.0.2. Regional Sales Offices Facilities. Subject to the provisions
               ---------------------------------
hereof and Exhibit B, Nortel shall, to the extent commercially reasonable, make designated portions of space available at its owned or leased office facilities (the "Facilities") to Entrust for Entrust's regional sales and technical support personnel in New York, Raleigh and such other locations in the United States as the parties may agree and Entrust shall have the right to use designated portions of those office facilities. Entrust agrees to take all actions to accommodate Nortel's real estate objectives, including, without limitation, vacating Facilities where Nortel voluntarily terminates or is required to terminate its own lease or operations. Nortel shall give Entrust as much advance notice as is reasonably practicable in connection with any planned early termination of any leased Facility or the sale, abandonment or vacating by Nortel of any owned Facility.

Section 5.03. Definition of Premises. The Ottawa Headquarters and U.S.
              ----------------------
Headquarters and Nortel office facilities made available to Entrust pursuant to
Section 5.02 shall be referred to collectively as the "Premises".

Section 5.04. Conflicts. In the event of conflict between the provisions of this
              ---------
Article V and the remainder of the Agreement, the provisions of this Article V shall govern.

                                  ARTICLE VI
                                 THE SERVICES
                                 ------------

Section 6.01. General Standard of Service. Except as otherwise agreed with
              ---------------------------
Entrust or as described in this Agreement, and provided that Nortel is not restricted by contract with third parties or by applicable law, the Services shall be substantially the same in nature, quality and standard of care as the Services which Nortel provides from time to time throughout its businesses; provided that in no event shall such standard of care be less than the standard of care that Nortel has customarily provided to the Entrust Business with respect to the relevant Service prior to the Effective Date.

Section 6.02. Limitation of Liability. None of NTL and its Subsidiaries and
              -----------------------
their respective directors, officers, agents, and employees (each, a "Nortel
                                                                      ------
Indemnified Person") shall have any liability, whether direct or indirect, in
------------------
contract or tort or otherwise, to Entrust for or in connection with the Services rendered or to be rendered by any Nortel Indemnified Person pursuant to this Agreement, the transactions contemplated hereby or any Nortel Indemnified Person's advice, actions or inactions in connection with any such Services or transactions, except for damages which have resulted from such Nortel Indemnifed Person's gross negligence or willful misconduct in connection with any such Services, actions or inactions.

Section 6.03. Indemnification of Nortel by Entrust. Entrust shall indemnify and
              ------------------------------------
hold harmless each Nortel Indemnifed Person from and against any damages, and reimburse each Nortel Indemnified Person for all reasonable expenses as they are incurred in investigating, preparing, pursuing or defending any claim, action, proceeding, or investigation, whether or not in connection with pending or threatened litigation and whether or not any Nortel Indemnifed Person is a party (collectively, "Actions"), arising out of or in connection with Services
                -------
rendered or to be rendered by any Nortel Indemnified Person pursuant to this Agreement (including any damages, and all reasonable expenses resulting or arising from any claim by an employee of Entrust that Nortel is his/her employer, a related employer of the employee or a co-employer of the employee), the transactions contemplated hereby or any Nortel Indemnified Person's actions or inactions in connection with any such Services or transactions; provided that Entrust will not be responsible for any damages of any Nortel Indemnified Person that have resulted from such Nortel Indemnified Person's gross negligence or willful misconduct in connection with any of the advice, actions, inactions, or Services referred to above.

Section 6.04. Indemnification of Entrust by Nortel. NTL shall indemnify and hold
              ------------------------------------
harmless Entrust and their respective directors, officers, agents, and employees (each, an "Entrust Indemnified Person") from and against any damages, and shall
           --------------------------
reimburse each Entrust Indemnified Person for all reasonable expenses as they are incurred in investigating, preparing, or defending any Action, arising out of the gross negligence or willful misconduct of any Nortel Indemnified Person in connection with the Services rendered or to be rendered pursuant to this Agreement.


                                  ARTICLE VII
                             INFORMATION EXCHANGES
                             ---------------------

Section 7.01. Information Exchanges. Subject to applicable law and privileges,
              ---------------------
each party hereof shall provide the other party with all information regarding itself and transactions under this Agreement that the other party reasonably believes are required to comply with all applicable federal, state, county and local laws, ordinances, regulations and codes, including, but not limited to, securities laws and regulations.

Section 7.02. Confidential Information. Entrust and Nortel shall hold in trust
              ------------------------
and maintain confidential all Confidential Information relating to the other party. "Confidential Information" shall mean all information disclosed by either party to the other in connection with this Agreement whether orally, visually, in writing or in any other tangible form, and includes, but is not limited to, economic, scientific, technical, product and business data, business plans, and the like, but shall not include (i) information which becomes generally available other than by release in violation of the provisions of this Section 7.02, (ii) information which becomes available on a non-confidential basis to a party from a source other than the other party to this Agreement and its Subsidiaries provided the party in question reasonably believes that such source is not or was not bound to hold such information confidential, (iii) information acquired or developed independently by a party without violating this Section
7.02 or any other confidentiality agreement with the other party and (iv) information that any party hereof reasonably believes it is required to disclose by law, provided the it first notifies the other party hereof of such requirement and allows such party a reasonable opportunity to seek a protective order or other appropriate remedy to prevent such disclosure. Without prejudice to the rights and remedies of either party to this Agreement, a party disclosing any Confidential Information to other party in accordance with the provisions of this Agreement shall be entitled to equitable relief by way of an injunction if the other party hereof breaches or threatens to breach any provison of this
Section 7.02.

                                 ARTICLE VIII
                             TERM AND TERMINATION
                             --------------------

Section 8.01. Term. This Agreement shall have an initial term of two years from
              ----
the Effective Date, and will be renewed automatically thereafter for successive one-year terms unless either ETI or NTL elects not to renew this Agreement upon not less than ninety (90) days' written notice prior to the end of any such term.

Section 8.02. Early Termination.
              -----------------
(a) This Agreement shall be subject to early termination by NTL upon 90 days' written notice if Nortel ceases to own shares of stock representing more than fifty percent (50%) of the combined voting power of the stock of ETI, provided, however, that:
                             --------  -------

     (i) this right of early termination may not be exercised prior to the first anniversary of the Effective Date; and

     (ii) if the holders of ETI's Series B Common Stock exercise a Triggering Event Option (as defined in the Articles of
          Incorporation of ETI). prior to Nortel providing such notice, NTL may not exercise this right of early termination until the first anniversary of the date of exercise by the holders of ETI's Series B Common Stock of the Triggering Event Option.

(b) This Agreement shall be subject to early termination by NTL upon 90 days' written notice on or after the first anniversary of the date of exercise by the holders of ETI's Series B Common Stock of the Triggering Event Option (as defined in the Articles of Incorporation of ETI).

(b) This Agreement is subject to early termination in whole or with respect to any Service by ETI on ninety (90) days written notice.

(c) Nortel may terminate any Service at any time if Entrust fails to perform any of its material obligations under this Agreement relating to such Service, Nortel has notified Entrust in writing of such failure, and such failure has continued for a period of sixty (60) days after receipt of Entrust of notice of such failure.

(d) Entrust may terminate any Service at any time if Nortel fails to perform any of its material obligations under this Agreement relating to such Service, Entrust has notified Nortel in writing of such failure, and such failure has continued for a period of sixty (60) days after receipt by Nortel of notice of such failure.

Section 8.03. Effect of Termination.
              ---------------------

(a)  Other than as required by law, upon termination of any Service pursuant to
     Section 8.01 or Section 8.02 and upon termination of this Agreement in accordance with its terms, Nortel shall have no further obligation to provide the terminated Service (or any Service, in the case of termination of this Agreement) and Entrust shall have no obligation to pay any fees relating to such Services or make any other payments hereunder; provided that notwithstanding such termination, (i) Entrust shall remain liable to Nortel for fees owed and payable in respect of Services provided prior to the effective date of the termination; (ii) Nortel shall continue to charge Entrust for administrative and program costs relating to benefits paid after but incurred prior to the termination of any Service and other services required to be provided after the termination of such Service and Entrust shall be obligated to pay such expenses in accordance with the terms of this Agreement; and (iii) the provisions of Articles V, VI , VII and VIII shall survive any such termination.

(b) Following termination of this Agreement with respect to any Service, Nortel and Entrust will cooperate in providing for an orderly transition of such Service to Entrust or to a successor service provider.


                                  ARTICLE IX
                                 MISCELLANEOUS
                                 -------------


Section 9.01. Future Litigation and Other Proceedings. In the event that Entrust
              ---------------------------------------
(or any of its officers or directors) or Nortel (or any of its officers or directors) at any time after the date hereof initiates or becomes subject to any litigation or other proceedings before any governmental authority or arbitration panel with respect to which the parties have no prior agreements (as to indemnification or otherwise), the party (and its officers and directors) that has not initiated and is not subject to such litigation or other proceedings shall comply, at the other party's expense, with any reasonable requests by the other party for assistance in connection with such litigation or other proceedings (including by way of provision of information and making available of employees as witnesses). In the event that Entrust (or any of its officers or directors) and Nortel (or any of its officers and directors) at any time after the date hereof initiate or become subject to any litigation or other proceedings before any governmental authority or arbitration panel with respect to which the parties have no prior agreements (as to indemnification or otherwise), each party (and its officers and directors) shall, at their own expense, coordinate their strategies and actions with respect to such litigation or other proceedings to the extent such coordination would not be detrimental to their respective interests and shall comply, at the expense of the requesting party, with any reasonable requests of the other party for assistance in connection therewith (by way of provision of information and making available of employees as witnesses).

Section 9.02. No Agency. Nothing in this Agreement shall constitute or be deemed
              ---------
to constitute a partnership or joint venture between the parties hereof or, except to the extent provided herein, constitute or be deemed to constitute any party the agent of the other party for any purpose whatsoever and neither party shall have authority or power to bind the other or to contract in the name of, or create a liability against, the other in any way or for any purpose.

Section 9.03. Subcontractors. Nortel may hire or engage one or more
              --------------
subcontractors to perform all or any of its obligations under this Agreement, provided that, except to the extent provided herein, Nortel shall in all cases remain primarily responsible for all obligations undertaken by it in this Agreement with respect to the scope, quality and nature of the Services provided to Entrust.

Section 9.04. Force Majeure.
              -------------

(a) For purposes of this Section, "force majeure" means an event beyond the reasonable control of either party, which by its nature could not have been foreseen by such party or, if it could have been foreseen, was unavoidable, and includes without limitation, acts of God, storms, floods, riots, fires, sabotage, civil commotion or civil unrest, interference by civil or military authorities, acts of war (declared or undeclared) and failure of energy sources.

(b) Neither party shall be under any liability for failure to fulfill any obligation under this Agreement, so long as and to the extent to which the fulfillment of such obligation is prevented, frustrated, hindered, or delayed as a consequence of circumstances of force majeure, provided always that such party shall have exercised all due diligence to minimize to the greatest extent possible the effect of force majeure on its obligations hereunder.

(c) Promptly on becoming aware of force majeure causing a delay in performance or preventing performance of any obligations imposed by this Agreement (and termination of such delay), the party affected shall give written notice to the other party giving details of the same, including particulars of the actual and, if applicable, any estimated continuing effects of such force majeure on the obligations of the party whose performance is prevented or delayed. If such notice shall have been duly given, any actual delay resulting from such force majeure shall be deemed not to be a breach of this Agreement, and the period for performance of the obligation to which it relates shall be extended accordingly, provided that if force majeure results in the performance of a party being delayed by more than 60 days, the other party shall have the right to terminate this Agreement with respect to any Service affected by such delay forthwith by written notice.

Section 9.05. Notices. Any notice, instruction, direction or demand under the
              -------
terms of this Agreement required to be in writing shall be duly given upon delivery, if delivered by hand, facsimile transmission, intercompany mail, or mall, to the following addresses:

(a)      If to ETI, to:             Entrust Technologies Inc.
                                    2 Constellation Crescent
                                    Nepean, Ontario
                                    Attention: Contracts Administration

(b)      If to NTL, to:             Northern Telecom Limited

                             8200 Dixie Road
                             Suite 100
                             Brampton, Ontario
                             L6T 5P6
                             Attention:  Corporate Secretary
                             Fax:  905 863 8429

or to such other addresses or telecopy numbers as may be specified by like notice to the other parties.

Section 9.06  Entire Agreement. This Agreement (including all Schedules hereto
              ----------------
and any other writing signed by the parties that specifically references in this Agreement constitute the entire agreement among the parties with respect to the subject matter hereof and supersede all prior agreements, understandings and negotiations, both written and oral, among Entrust, Nortel and NTL's Subsidiaries between the parties with respect to the subject matter hereof. This Agreement is not intended to confer upon any person other than the parties any rights or remedies hereunder.

Section 9.07. Modification. This Agreement may only be amended by a written
              ------------
agreement executed by both parties.

Section 9.08. Waivers. No waiver of any breach of any of the terms of this
              -------
Agreement shall be effective unless such waiver is in writing and signed by the party against which such waiver is claimed. No waiver of any breach shall be deemed to be a waiver of any other or subsequent breach.

Section 9.09. Severability. If any provision of this Agreement shall be invalid
              ------------
or unenforceable, such invalidity or unenforceability shall not render the entire Agreement invalid. Rather, this Agreement shall be construed as if not containing the particular invalid or unenforceable provision, and the rights and obligations of each party shall be construed and enforced accordingly.

Section 9.10. Governing Law. This Agreement shall be construed in accordance
              -------------
with and governed by the laws of the Province of Ontario, Canada.

Section 9.11. Waiver of Jury Trial. THE PARTIES HERETO HEREBY IRREVOCABLY WAIVE
              --------------------
ANY AND ALL RIGHT TO TRIAL BY JURY IN ANY LEGAL PROCEEDING ARISING OUT OF OR RELATING TO THIS AGREEMENT OR THE TRANSACTIONS CONTEMPLATED HEREBY OR THEREBY.

Section 9.12. Assignment. etc. Entrust's rights under this Agreement are
              ----------------
personal to Entrust and Entrust shall not assign, sublet or otherwise transfer any right or interest under this Agreement to any other party. Subject to the foregoing, this Agreement and all of the provisions hereof shall be binding upon and inure to the benefit of, and be enforceable by, the parties hereto and their respective heirs, administrators, executors, successors, and permitted assigns.

IN WITNESS WHEREOF, the parties have caused this Agreement to be signed by their authorized representatives.

NORTHERN TELECOM LIMITED                            ENTRUST
TECHNOLOGIES INC.

By: /s/ Peter W. Currie                             By: /s/ John A. Ryan

Name:   Peter W. Currie                             Name:   John A. Ryan

Title:  Senior Vice President and                   Title:  President
        Chief Financial Officer

By: /s/ David D. Archibald

Name:   David D. Archibald

Title:  Vice President and
        Deputy General Counsel

                                    EXHIBIT A

                             DESCRIPTION OF SERVICES


PART I -- Services Subject to Customary Billing. The billing methodology shall be based on Nortel's internal apportionment formulas.

Property administration

Premises other than property leased exclusively for ETL and ETI (such as the Headquarters)

Treasury services (money and banking and other related services)

Finance services customarily provided to like business units of Nortel

Accounting services customarily provided to like business units of Nortel (e.g.,
                                                                           ---
accounts receivable, accounts payable, payroll, general ledger, fixed assets and related services)

Credit and collection

Human resource services

Employee and executive training

Corporate supply purchasing

Environment and ethics

Insurance (liability, property, casualty, fiduciary and surety bonds)

Information system services

Global telecommunications and network services

International operations support

PART II -- Services Subject to Pass Through Billing. The billing methodology shall be based on the actual cost of Nortel's occupancy of a given Facility including lease charges, utilities charges, real and personal property taxes relating to the Premises.

Headquarters and other properties leased exclusively for ETL and ETI. The


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

actual costs will include rent and all other charges which Nortel is obligated to pay to Nortel's landlord or others, such as operating costs.

PART III -- Services Subject to Cost Plus Billing. The billing methodology shall be based on actual usage.

Interim CEO

Law Department (legal and secretarial services)

Tax Department (tax advice and tax return preparation)

Financial and accounting services over and above those customarily provided to like business units of Nortel.

ETI Interim Benefit Plans (Nortel will provide medical, dental, vision, hearing and EAP benefits to ETI employees utilizing COBRA until Entrust implements its own plans.)


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

                                    EXHIBIT B

                              FACILITIES PROVISIONS

1. Right to Use Premises.

1.1. Premises. Entrust shall have the right to use the Premises, subject to the
     --------
provisions of the Agreement, including Article V and this Exhibit B and shall comply in all material respects with any applicable head lease (as hereinafter defined).

1.2. Common Areas. Entrust's right to use any of the Premises shall include a
     ------------
non-exclusive right to use such interior common areas as may exist with respect to the Facility in which the Premises are located and as designated by Nortel, which may include circulation corridors, stairwells, lobbies, library, cafeteria, restrooms and conference rooms, if any, and exterior common areas serving the Facilities, including parking areas and sidewalks, if any (which designated interior common areas and exterior common parking and other such exterior common areas within the Facility are herein collectively referred to as the "Common Areas"). Nortel reserves the right to limit access to any part of any Facility for confidentiality purposes.

1.3. Nortel Right of Entry. Except for the Premises and Common Areas, Entrust
     ---------------------
shall not be entitled to enter in or on any other portions of the Facilities including without limitation all non-Entrust office areas and laboratory spaces, unless with express written permission from Nortel and in the company of an authorized Nortel employee. Except (a) in connection with the performance of its obligations under this Agreement or any head lease; (b) for purposes of inspecting the Premises for compliance with Entrust's obligations under this Agreement; (c) to show the Facility to any prospective purchaser or mortgagor;
(d) to make alterations, additions, repairs or improvements as provided for herein; or, (e) in an emergency, Nortel shall not be entitled to enter the Premises unless with express written permission from and in the company of an Entrust employee.

2. Use

2.1 No Warranties. Entrust specifically agrees that its right to use each of the
    -------------
Premises is limited to each of the Premises and the Common Areas in its existing condition "as-is" and "where-is" and acknowledges that, in entering into this Agreement, Entrust does not rely on, and, Nortel does not make, any express or implied representations or warranties as to any matters including, without limitation, any characteristics of any of the Facilities or the Premises, the suitability of any of the Premises for Entrust's intended use, or the compliance or noncompliance of the Premises, the Facilities or any use thereof


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

with any Applicable Laws (as defined below). Entrust acknowledges having inspected the Premises and accepts same in their present condition.

2.2 No Changes to Premises. Entrust shall not make any alterations or
    ----------------------
improvements to any of the Premises whatsoever, including without limitation, placing any sign or identification of any kind whatsoever in or on any of the Facilities, without the prior written consent of Nortel, which may be withheld in Nortel's sole discretion, except that Nortel's consent shall not be unreasonably withheld as to alterations or improvements that are not material and that are not inconsistent with Nortel's local space allocation policies and interior decor and do not violate the terms of the head lease. Failure of Nortel's landlord to consent to or approve the alterations or improvements, where required by an head lease or non-compliance of alterations or improvements with the head lease, shall be a reasonable grounds for Nortel to withhold consent under this Section.

2.3 Nortel Right to Alter. Nortel reserves the right, at any time, and from time
    ---------------------
to time, to make alterations, additions, repairs or improvements to or in, or to decrease the size or area of all or any part of any Facility, including, without limitation, building partitions around, and establishing separate access to, any of the Premises for security purposes, provided that any such alterations shall not materially and adversely affect Entrust's use of the Premises located therein and provided any alterations to any Facility which would materially affect Entrust's use of the Premises located therein shall not be made without reasonable notice to Entrust.

2.4 Use of Premises. Entrust shall use the Premises only for purposes specified
    ---------------
in the head lease or by Nortel. In no event shall Entrust use or permit the use of any of the Premises or the Common Areas for any purpose or use that is inconsistent with or interferes in any way with the conduct of other business operations in the respective Facilities.

2.5 Entrust Controls. Entrust shall be responsible for and shall supervise and
    ----------------
control all of its officers, agents, employees, licensees, contractors, customers and other invitees (collectively "Entrust Parties") so as to assure compliance with all of the terms and conditions of this Agreement and the applicable head lease. Entrust shall comply with all present and future security measures implemented by Nortel in each of the Facilities, including, without limitation, prohibitions of access to certain Facilities and Premises to competitors of Nortel. Without limitation of the foregoing, Entrust shall make reasonable efforts to ensure that no Personnel enter onto any space other than the Premises or the Common Areas except with the permission from Nortel and in the company of an authorized Nortel employee, that all Personnel comply with all Applicable Laws, and do not conduct any illegal activities or activities resulting in any nuisance or which may constitute harassment of any kind. All Personnel


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

shall be clearly identified as affiliated with Entrust and wear appropriate name badges or other easily visible identification approved or required by Nortel at all times while on any of the Facilities.



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

3.  Maintenance; Compliance with Laws, Rules and Regulations; Hazardous
Materials


3.1  Maintenance. Entrust shall not cause or permit any damage to any of the
     -----------
Premises or Facilities and shall maintain the Premises in a clean, safe and sanitary condition, reasonable wear and tear associated with normal office usage excluded. Entrust shall not make any repairs to any of the Premises or Facilities, without the prior written consent of Nortel, which may be withheld in Nortel's sole discretion. If Nortel determines that it is necessary to repair any damage attributable to Entrust's use and makes such repairs, Entrust shall reimburse Nortel for the cost of all such repairs within thirty (30) days of receipt by Entrust of an invoice from Nortel. Entrust shall not permit or suffer any injury, waste or nuisance in or to any of the Premises or Facilities.

3.2  Compliance With Laws. Entrust, at Entrust's sole cost and expense, shall
     --------------------
comply with all Applicable Laws relating to Entrust's use of each of the Premises. Notwithstanding the foregoing, Entrust shall not make any physical change to the Premises in order to comply with Applicable Laws without the prior written consent of Nortel, which may be withheld in Nortel's sole discretion, except that Nortel's consent shall not be unreasonably withheld as to changes that are not structural or capital improvements and are required in order to comply with Applicable Laws. If Nortel consents to any changes, at Nortel's election, Nortel may make such changes. As used herein, the term "Applicable Laws" means all applicable laws, codes, ordinances, rules and regulations of all foreign, federal, state, county, municipal or other governmental authorities or instrumentalities.

3.3  Other Compliance. Entrust shall comply with the requirements of Nortel's
     ----------------
property/liability and workers compensation insurance carriers and all rules and regulations of the Facilities as are established from time to time including, without limitation, all Facility security procedures and requirements.

3.4  Head Lease Compliance. Notwithstanding any other provision of this Schedule
     ---------------------
B, Entrust shall comply with all provisions of any head lease for any of the Premises that are leased and not owned by Nortel (the "head lease"). Nortel shall furnish Entrust with a copy of any applicable head lease. Nortel may request that Entrust enter into a specific license, sublease, assignment or similar arrangement with respect to any Premises and the parties shall negotiate in good faith such a license, sublease, assignment or other arrangement on terms customary for the location of the Premises before Entrust may occupy such Premises and consistent with the terms of this Agreement and the applicable head lease. At the request of Nortel, Entrust shall satisfy the requirements of any head lease with respect to Entrust's use of the Premises, including, but not limited to, executing and delivering such documents and taking such other actions as may be required by the landlord under the terms of

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

any head lease (including terminating this Agreement with respect to the Premises and vacating the Premises, provided that Nortel and Entrust will cooperate in good faith to vacate in a manner so as to minimize any disruption of Entrust's business and any cost to Entrust) or to prevent or cure a default under any head lease, as well as any other actions reasonably requested by Nortel with respect thereto;

3.5  Hazardous Materials. Entrust shall not cause or permit any Hazardous
     -------------------
Material to be used, stored, discharged, released or disposed of in, from, under or about any of the Premises or Facilities (except in accordance with Applicable
Laws). As used herein, the term "Hazardous Material" means any substance or material which has been determined by any applicable foreign, federal, state, county, municipal or other governmental authority to be capable of losing a risk of injury to health or safety or damage to the environment. Entrust shall not undertake any hazardous or other activity at any of the Premises which could result in an increase in Nortel's insurance premiums.

4. Insurance; Condemnation

4.1  Insurance. At all times during Entrust's use of any of the Premises under
     ---------
this Agreement, Entrust shall maintain comprehensive general liability insurance, including contractual liability with a combined single limit of liability of not less than two million dollars ($2,000,000) or if the Premise is leased Entrust shall maintain the insurance coverage required in the applicable head lease between Nortel and the landlord.

(a) Such coverage shall be in a commercial or comprehensive general liability form with at least the following coverages: (i) including employees as additional insureds, and (ii) providing for blanket contractual coverage, broad form property damage coverage and products and completed operations coverage. Such coverage may be provided by a combination of primary and umbrella liability coverage.

(b) Such insurance shall be issued by financially reputable insurance companies acceptable to Nortel, shall name Nortel as an additional insured, shall include contractual liability coverage insuring the liability assumed hereunder by Entrust, shall provide that it is primary insurance and not excess over or contributory with any other valid, existing and applicable insurance covering the same loss carried by Nortel or any other party, shall provide for severability of interests, shall further provide that an act or omission of one of the named insureds which would void or otherwise reduce coverage shall not reduce or void the coverage as to any insured, shall afford coverage for all claims based on acts, omissions, injury or damage which occurred or arose (or the onset of which occurred or arose) in whole or in part during the policy period,


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

     and shall provide that Nortel will receive thirty (30) days' written notice from the insurer prior to any cancellation or change of coverage.

(c) Nortel acknowledges that the insurance Service provided by Nortel to Entrust as of the Effective Date and for so long as Entrust contracts for such insurance Service complies with the requirements of this Section 4.1.

4.2  Worker's Compensation. Entrust shall also maintain Worker's Compensation
     ---------------------
Insurance in the amounts and coverages required under worker's compensation, disability and similar employee benefit laws applicable to the states and countries where each of the Premises is located and Employer's Liability Insurance, with limits customary to the state or country where each Premises is located.

4.3  Risk Allocation. Entrust shall bear all risk to its property at each of the
     ---------------
Premises and shall maintain at its sole expense such fire and other property insurance on the property of Entrust in the Facilities as it deems desirable for its protection. If any of the Premises or Facilities shall be damaged or destroyed by fire or any other casualty howsoever caused or by any other cause whatsoever, Entrust agrees to give prompt notice thereof to Nortel. Nortel shall have no obligation to Entrust whatsoever to repair any damage done to the Premises or the Facilities or replace any property of Entrust located therein. If a casualty occurs such that the head lease with respect to any Premises is terminated, by Nortel or the landlord, or Nortel otherwise elects to cease using the Premises as a result of the casualty, the provisions of Section 1.2 above shall apply, and this Agreement shall terminate with respect to such Premises. If a casualty occurs such that Entrust's use of a Premises is materially adversely affected and the damage is not able to be repaired within one hundred twenty (120) days as determined by Nortel on notice to Entrust, Entrust shall have the right to terminate this Agreement with respect to such Premises by written notice to Nortel within thirty (30) days after.

5.  Utilities and Services.

5.1  Services. During the use by Entrust of any Premises in accordance with this
     --------
Agreement, if Nortel owns the Facility, subject to force majeure (as defined in the head lease including any cause beyond Nortel's commercially reasonable control), Nortel shall furnish to Entrust such services and utilities as are furnished currently at each such Premises, each in such amounts, on average, as have been customarily furnished to equivalent space in the respective Facilities, it being understood and agreed that Nortel shall not be required to make any improvements to the respective Facilities or the Facilities' systems or provide any greater services to the applicable Premises than the greater of such services as (a) are currently furnished under the head lease or (b) Nortel reasonably

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

determines from time to time to be necessary or appropriate for the conduct of Nortel's business in the respective Facilities. During the use by Entrust of any Premises in accordance with this Agreement, if Nortel leases the Facility, Nortel shall use reasonable efforts to cause the landlord of the leased Facility to furnish to or for the benefit of the Premises the services and utilities that the landlord is obligated to provide under the head lease, it being understood and agreed that Nortel shall not be required to make any improvements or provide any services to Entrust Premises in leased Facilities.

5.2 Communication Services. Nortel shall have no liability hereunder to Entrust
    ----------------------
for any computer crash [failure or malfunction], system programming error, virus or other hardware software malfunction of any kind which results in Entrust being unable to use any computer, network or system or which results in a loss of data or the destruction or degradation of any programs or source codes.

6. Termination.

6.1 Termination for Default. If Entrust fails to perform any obligation under
    -----------------------
Exhibit B this Agreement, Nortel may give written notice to Entrust of its intent to terminate this Exhibit B, which notice shall be effective thirty (30) days after receipt written notice from Nortel if such default remains uncured at the end of such thirty (30) day period if the default by its nature can be cured within sixty (60) days, or, if the default by its nature cannot be cured within thirty (30) days, if such default remains uncured at the end of such longer period as may be required to cure the default, so long as the cure is commenced within the thirty (30) day period and thereafter diligently prosecuted to completion; provided, however, the maximum cure period shall not exceed the cure period for a default by tenant pursuant to the head lease. Upon such termination, Entrust shall immediately vacate and surrender the Premises to Nortel in accordance with Section 6.4 below. In the event of any such termination by Entrust, Entrust's right to terminate shall be Entrust's sole and exclusive remedy in the event of any default on the part of Nortel hereunder, except as follows: if Nortel fails to provide services or utilities to Entrust in a Facility owned by Nortel pursuant to Section 8.1 or fails to use reasonable efforts to cause the landlord of a leased Facility to furnish to or for the benefit of the Premises the services and utilities that the landlord is obligated to provide under the head lease and fails to cure any such default after notice within the cure period provided for above, Entrust shall be entitled to Entrust's actual damages for such default.

6.2 Rights on Termination, in addition to the foregoing rights to terminate,
    ---------------------
Nortel shall be entitled to exercise all other rights and remedies under this Agreement and under Applicable Laws (which shall be cumulative and not exclusive), specifically including the right to summary dispossession of Entrust.


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

6.3  Default. Nortel shall be entitled to perform any obligation of Entrust
     -------
hereunder the performance of which is not commenced within five (5) business days after notice from Nortel or which obligation is not thereafter diligently prosecuted to completion, and in such event Entrust shall reimburse Nortel for all actual costs and expenses incurred by Nortel in performing such obligation.

6.4  Surrender. Upon the expiration or termination of this Agreement for
     ---------
whatever reason with respect to any of the Premises, Entrust shall surrender the applicable Premises to Nortel in good order and repair and in the condition in which it was delivered to Entrust, free and clear of all occupancies, liens and encumbrances and shall remove all of its personal property and subject to the following.

(a) Any items of Entrust's personal property that remain on any Premises after the expiration or termination of this Agreement with respect to such Premises, may, at the option of Nortel, be deemed abandoned, and, in such case, may either be retained by Nortel as its property or disposed of, without accountability, at Entrust's expense in such manner as Nortel may see fit.

(b) Entrust shall not holdover beyond the expiration or termination of this Agreement with respect to any Premises without the express written consent of Nortel.

6.5  Survival. Entrust's obligations under this Section 6 shall survive the
     --------
expiration or termination of this Agreement.

7. Other Provisions

7.1  Release. Entrust acknowledges and agrees that, anything set forth in this
     -------
Agreement to the contrary notwithstanding, other than the last sentence of
Section 8.3, Nortel, its employees, agents, officers and directors shall not be responsible for or liable to Entrust and Entrust hereby waives and releases, to the fullest extent permitted by Applicable Laws, all claims against such persons for any injury, loss or damage to any person or property in or about the Premises or the Facilities by or from any cause whatsoever including, without limitation, acts or omissions of persons using adjoining premises or any part of the Facilities or areas in the vicinity of the Premises or the Facilities; theft; burst, stopped or leaking water, gas, sewer or steam pipes; or interruption or failure of utility or other services for, or existence of, gas, fire, oil or electricity in, on or about the Premises or the Facilities. Further notwithstanding anything to the contrary set forth in this Agreement, in no event shall Nortel be liable for any consequential damages, including without limitation, lost profits, lost opportunity or interference with Entrust's business, arising out of a breach of this Agreement.


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

7.2  Indemnity. Entrust agrees to indemnify, protect and defend against and save
     ---------
and hold harmless Nortel its employees, agents, officers and directors from, any and all losses, costs, liabilities, claims, damages and expenses, including, without limitation, reasonable attorneys' fees and expenses, incurred in connection with any injury, loss or damage to any person or property arising from the use or occupancy or manner of use or occupancy of any of the Premises or the Facilities by Entrust or Entrust's contractors, agents, servants, employees, visitors or licensees. This Section 7.2 shall survive expiration or termination of this Agreement.


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